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                                                                     EXHIBIT 8.1


                                               November 16, 2001


AmeriCredit Financial Services, Inc.
801 Cherry Street
Fort Worth, Texas  76102


                           Re: REGISTRATION STATEMENT


Ladies and Gentlemen:

                  We have acted as tax counsel to AmeriCredit Financial Services, Inc., a Delaware corporation (the "COMPANY"), in connection with the Prospectus filed by the Company.

                  The term "PROSPECTUS" means the prospectus and each prospectus supplement included in the Registration Statement. The term "REGISTRATION STATEMENT" means (i) the Registration Statement on Form S-3, as amended, including the exhibits thereto, at the time it is declared effective and (ii) any post-effective amendment filed and declared effective prior to the date of issuance of the asset-backed securities registered thereby (the "SECURITIES").

                  We have examined the question of whether the Prospectus accurately describes the tax treatment of the Securities. Our analysis is based on the provisions of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of tax counsel is not binding on the courts or the Internal Revenue Service.

                  Based on the foregoing, and such legal and factual investigations as we have deemed appropriate, we are of the opinion that for federal income tax purposes:

                  (1) The Securities, assuming they are issued in accordance with the Prospectus, will have the federal income tax treatment described in the Prospectus.

                  (2) We hereby adopt and confirm the information appearing under the caption "Material Federal Income Tax Consequences" in the Prospectus and confirm that it represents our opinion with respect to the matters discussed therein.

                  This opinion is furnished by us as counsel to the Registrant. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Dewey

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Ballantine LLP as tax counsel in the Registration Statement and the related
Prospectus under the headings "Material Federal Income Tax Consequences" and "Legal Opinions."


                                        Very truly yours,


                                        /s/ DEWEY BALLANTINE LLP